Exhibit 99.5

Consent of Evercore Group L.L.C.

March 22, 2024

The Board of Directors

WestRock Company

1000 Abernathy Road NE,

Atlanta, Georgia 30328

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated September 9, 2023, to the Board of Directors of WestRock Company (“WestRock”), as Annex D to, and reference thereto under the captions “Summary— Opinions of WestRock’s Financial Advisors”, “The Combination—Background of the Combination”, “The Combination—Recommendation of the Transaction Committee and the WestRock Board; Reasons for the Merger”, “The Combination—Opinions of WestRock’s Financial Advisors”, “The Combination—Certain WestRock Unaudited Financial Information”, “The Combination—Certain Smurfit Kappa Unaudited Financial Information”, and “The Transaction Agreement—Representations and Warranties in the Transaction Agreement” in the proxy statement/prospectus included in the Registration on Form S-4 filed by Smurfit WestRock Limited with the U.S. Securities and Exchange Commission (the “SEC”) on March 22, 2024 (the “Registration Statement”), and relating to the proposed transaction involving WestRock and Smurfit Kappa Group plc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By :	/s/ Mike Palm
Mike Palm
Senior Managing Director